UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2020

NEXPOINT REAL ESTATE FINANCE, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2020, NexPoint Real Estate Finance, Inc. (the “Company”) and its operating partnership, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), entered into a contribution agreement (the “Contribution Agreement”) with entities affiliated with executive officers of the Company and its manager (collectively, the “Contributors”), whereby the Contributors contributed their respective preferred membership interests in NexPoint Buffalo Pointe Holdings, LLC to the OP for total consideration of $10.0 million, to be paid in units of the OP (the “OP Units”). A total of 564,334.09 OP Units were issued to the Contributors, which was calculated by dividing the total consideration of $10.0 million by the combined book value of the Company’s common stock and the partnership units of the subsidiary operating partnerships of the OP, on a per share or unit basis, as of the end of the first quarter, or $17.72 per OP Unit.

Pursuant to the OP’s amended and restated limited partnership agreement (the “OP LPA”) and the Contribution Agreement, the Contributors have the right to cause the OP to redeem their OP units for cash or, at the Company’s election, shares of Common Stock of the Company on a one-for-one basis, subject to adjustment, as provided and subject to the limitations in the OP LPA, provided the OP Units have been outstanding for at least one year and the Company’s stockholders have approved the issuance of shares of Common Stock to the Contributors.

In compliance with the Company’s Related Party Transaction Policy, the Contribution Agreement was reviewed and approved by the Audit Committee of the Board of Directors of the Company.

The preceding description of the material terms of the Contribution Agreement is qualified in its entirety by reference to the terms of the actual Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The OP Units were issued in an exempt private placement under Section 4(a)(2) of the Securities Act of 1933, as amended. No sales commission or other consideration will be paid in connection with such issuance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Contribution Agreement, dated May 29, 2020, by and among the Company, the OP and the Contributors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Date: May 29, 2020